Exhibit 99

SECTION 16 JOINT FILER INFORMATION

Name of "Reporting Persons":

Rustic Canyon Ventures, L.P.
Rustic Canyon Partners, LLC

Address:		2425 Olympic Boulevard
			Suite 6050 West
			Santa Monica, CA 90404

Designated Filer:	Rustic Canyon Ventures, L.P.

Issuer and Ticker:	LoopNet, Inc. (LOOP)

Date of Event:	June 6, 2006


Rustic Canyon Partners, LLC ("Rustic Canyon Partners") may be deemed to share indirect beneficial ownership in the securities of LoopNet, Inc. ("LoopNet") held by Rustic Canyon Ventures, L.P. ("Rustic Canyon Ventures"), the beneficial owner of more than 10% of the common stock of LoopNet. Therefore, Rustic Canyon Partners acknowledges itself to be a Joint Filer with Rustic Canyon Ventures on any Forms 3, 4 and 5 filed by Rustic Canyon Ventures with the Securities and Exchange Commission with respect to LoopNet, Inc. The Reporting Persons have the following relationship: Rustic Canyon Partners is the general partner of Rustic Canyon Ventures and has sole voting and investment control over the shares owned by Rustic Canyon Ventures.

Rustic Canyon Partners disclaims beneficial ownership of shares of LoopNet stock held by Rustic Canyon Ventures, except to the extent of its pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, Rustic Canyon Partners is the beneficial owner of all of the equity securities covered by this statement.

Rustic Canyon Partners hereby designates Rustic Canyon Ventures as its designated filer of Forms 3,4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder. Each Reporting Person hereby appoints Brent Stumme, Maria Valles and Darlene Rodriquez as its attorney in fact for the purpose of making reports relating to transaction in LoopNet Common Stock.


RUSTIC CANYON VENTURES, L.P.

By:  Rustic Canyon Partners, LLC,
	Its General Partner

By: /s/ Thomas Unterman
Thomas Unterman
Managing Member


RUSTIC CANYON PARTNERS, LLC


By: /s/ Thomas Unterman
Thomas Unterman
Managing Member